Exhibit (A)(7)(G)

July 24, 2003

Fintech Advisory Inc.

375 Park Avenue
New York, New York 10152

Attn: Mr. Julio Herrera

Dear Sirs:

      We are writing to advise you that we have informed Grupo Iusacell, S.A. de C.V. (the “Company”) that we do not intend to withdraw the Series A Shares, Series V Shares and American Depositary Shares representing Series V Shares (collectively, the “Securities”) of the Company tendered by us into the tender offer for the Securities commenced by Movil Access, S.A. de C.V and Biper, S.A. de C.V on June 30, 2003 and, as a result, will not tender any Securities into the tender offer commenced by you on July 24, 2003. A copy of our letter to the Company is attached hereto.

Very truly yours,

BELL ATLANTIC INTERNATIONAL INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

BELL ATLANTIC LATIN AMERICA HOLDINGS INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

VODAFONE AMERICAS B.V.

/s/ Holly Gillis

Holly Gillis, Senior Counsel
Authorized Signatory by POA

July 24, 2003

Grupo Iusacell, S.A. de C.V.
Prolongación Paseo de la Reforma 1236
Colonia Santa Fe
Delegación Cuajimalpa
05348 Mexico, D.F.

Attn: Mr. Juan Carlos Merodio Lopez

Dear Sirs:

We are writing in connection with the tender offer for all of the Series A Shares, Series V Shares and American Depositary Shares representing Series V Shares (collectively, the “Securities”) of Grupo Iusacell, S.A. de C.V. (the “Company”) commenced by Fintech Advisory Inc. on July 24, 2003 (the “Fintech Offer”). Please be advised that the undersigned have determined not to withdraw the Securities tendered into the tender offer for the Securities commenced by Movil Access, S.A. de C.V and Biper, S.A. de C.V on June 30, 2003 and, as a result, will not tender any Securities into the Fintech Offer.

Very truly yours,

BELL ATLANTIC INTERNATIONAL, INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

BELL ATLANTIC LATIN AMERICA HOLDINGS INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.

/s/ Christopher M. Bennett

Christopher M. Bennett
Authorized Representative

VODAFONE AMERICAS B.V.

/s/ Holly Gillis

Holly Gillis, Senior Counsel
Authorized Signatory by POA